SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                    Exchange Act of 1934 (Amendment No. ___)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

                      Access Solutions International, Inc.
                      ------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                       N/A
                                       ---
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          Common Stock, $0.01 par value, of Access Solutions International, Inc. ("ASI Common Stock")

          (2) Aggregate number of securities to which transaction applies:

          4,538,940 shares of ASI Common Stock

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          The filing fee of $318.00 was calculated pursuant to Rule 0-11(c)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by multiplying 1/50th of 1% by the aggregate of the cash and value of the securities and other property estimated to be distributed to security holders.

          (4) Proposed  maximum  aggregate value of transaction:  $1,588,629

          (5) Total fee paid: $318.00


[ ] Fee paid previously with preliminary materials.


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


          (1) Amount Previously Paid:


                   $250.00


          (2) Form, Schedule or Registration Statement No.:


          Preliminary Proxy Statement on Schedule 14A

          (3) Filing Party:


          Access Solutions International, Inc.


          (4) Date Filed:


          October 8, 2002

                      Access Solutions International, Inc.
                                650 Ten Rod Road
                            North Kingstown, RI 02852

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 26, 2002


To the Stockholders of
Access Solutions International, Inc.:


NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Access Solutions International, Inc., a Delaware corporation (the "Company" or "ASI"), will be held on Tuesday, November 26, 2002, at 10:00 a.m. local time, at the offices of Edwards & Angell, LLP, 2800 Financial Plaza, Providence, Rhode Island, to consider and vote upon the following proposals:


1. To ratify and approve the Plan of Complete Liquidation and Dissolution of the Company, substantially in the form of Exhibit A attached to the accompanying Proxy Statement.

2. To transact such other business as may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on October 11, 2002, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                  By Order of the Board of Directors,



                                  /s/Thomas E. Gardner


                                  -----------------------------------
                                  Thomas E. Gardner
                                  Chairman of the Board of Directors


North Kingstown, Rhode Island

October 21, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

Q:   WHAT WILL BE VOTED ON AT THE SPECIAL MEETING?

     A: The proposal to be voted on at the Special Meeting is whether to ratify and approve the Plan of Complete Liquidation and Dissolution attached as Exhibit A (the "Plan").

Q:   WHAT WILL HAPPEN IF THE PLAN IS APPROVED?

     A:   If the Plan is  approved,  we will  complete  the  liquidation  of our
          remaining   assets,   satisfy  our  remaining   obligations  and  make
          distributions to our stockholders of available liquidation proceeds.

Q: WHEN WILL THE STOCKHOLDERS RECEIVE ANY PAYMENT FROM THE LIQUIDATION OF THE COMPANY?

     A: We anticipate that an initial distribution of liquidation proceeds will be made to the stockholders sometime in December 2002 or January 2003. Thereafter, as we liquidate our remaining assets and properties we will distribute available liquidation proceeds, if any, to stockholders as the Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed over a period of no more than three years.

Q: WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM THE LIQUIDATION OF THE COMPANY?


     A: Because of the uncertainties as to the precise net realizable value of our assets that we have not yet sold and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net value which will ultimately be distributed to our stockholders. We believe that the proceeds stockholders could receive over time is between $.25 and $.35 per share; however we are unable at this time to predict the precise nature, amount and timing of any distributions, due in part to our inability to predict the net value of our non-cash assets, the ultimate value of the hardware and software maintenance contracts, the financial ability of PaperClip to complete its payments on its term loan and the ultimate amount of our liabilities and the cost of Directors and Officers insurance. If we are unable to settle these liabilities or achieve a sufficient value for our remaining non-cash assets, our stockholders may not receive any proceeds after the initial payment. See the factors described by us beginning on page 10 of this Proxy Statement which could result in no proceeds to stockholders.


Q:   WHAT DO THE COMPANY STOCKHOLDERS NEED TO DO NOW?

     A: After carefully reading and considering the information contained in this Proxy Statement, each ASI stockholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable us to conduct business at the meeting.

Q: CAN THE COMPANY STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED PROXIES?


     A: Yes. A stockholder can change his or her vote any time before proxies are voted at the meeting. Each stockholder can change his or her vote in one of three ways. First, a stockholder can send a written notice via registered mail to Access Solutions International, Inc., c/o Point Gammon Corporation, One Providence Washington Plaza, 4th Floor, Providence, RI 02903, stating that he or she would like to revoke his or her proxy. Second, a stockholder can complete and submit a new proxy. If a stockholder chooses either of these two methods, he or she must submit the notice of revocation or the new proxy to the Company. Third, a stockholder can attend the meeting and vote in person.


Q: IF THE COMPANY SHARES ARE HELD IN "STREET NAME" BY A STOCKHOLDER'S BROKER, WILL THE BROKER VOTE THESE SHARES ON BEHALF OF THE STOCKHOLDER?

     A: A broker will vote Company shares only if the holder of these shares provides the broker with instructions on how to vote. Stockholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

Q:   CAN I STILL SELL MY SHARES OF COMPANY COMMON STOCK?

     A: We were delisted from the Nasdaq Stock Market on August 2, 1998 due to the low trading price per share of our stock. Trading, if any, of our Common Stock is conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Common Stock. In addition, we intend to close our stock transfer books and restrict transfers of our Common Stock after filing the Certificate of Dissolution with the State of Delaware.

Q:   WHO CAN HELP ANSWER QUESTIONS?

     A: If you have any additional questions about the proposed Plan or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact: Thomas E. Gardner, Chairman, at (401) 854-0520. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                      Access Solutions International, Inc.
                                650 Ten Rod Road
                            North Kingstown, RI 02852

                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 26, 2002

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Access Solutions International, Inc. (the "Company" or "ASI") for use at the Special Meeting of Stockholders of the Company to be held on Tuesday, November 26, 2002 at 10:00 a.m. local time, at the offices of Edwards and Angell, LLP, 2800 Financial Plaza, Providence, Rhode Island 02903 and any adjournments thereof (the "Special Meeting"). This proxy statement and the enclosed proxy are first being sent to stockholders on or about October 21, 2002.


Only stockholders of record as of October 11, 2002 (the "Record Date") will be entitled to vote at the Special Meeting. As of that date, there were 3,963,940 shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to Access Solutions International, Inc., c/o Point Gammon Corporation, One Providence Washington Plaza, 4th Floor, Providence, Rhode Island, 02903 at any time before it is exercised, or by voting in person at the Special Meeting. If a stockholder is not attending the Special Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Special Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. The matters being submitted to stockholders require the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Abstentions are included in the number of shares present or represented and voting on the proposal, and, therefore, will have the effect of a negative vote.

At the Special Meeting, a proposal to ratify and approve a plan of complete liquidation and dissolution of the Company will be subject to the vote of holders of the Company's Common Stock. The Board of Directors of the Company knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have the effect of a vote against the proposal to approve the plan of complete liquidation and dissolution and any other matter requiring the affirmative vote of a certain percentage of shares outstanding.

                             SECURITIES OWNERSHIP OF
                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS


The following table sets forth certain information known to us with respect to beneficial ownership of the ASI Common Stock as of June 30, 2002 by (i) each stockholder who is known by us to own beneficially more than 5% of the outstanding ASI Common Stock, (ii) each of our current directors, (iii) each of our named executive officers (as defined in the Securities Act of 1933, as amended) as of the end of our fiscal year, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each has sole voting and investment power with respect to the shares beneficially owned.


                    Name and Address of    Shares of Common Stock  Percentage of
                      Beneficial Owner      Beneficially Owned      Common Stock


Robert H. Stone                                 100,000   (1)           2.46%
c/o Access Solutions International, Inc.
650 Ten Rod Road
North Kingstown, RI    02852

Thomas E. Gardner and Leslie A. Gardner         113,891 (2)             2.80%
93 Power Street
Providence, RI    02906

Adrian Hancock                                  100,000  (3)            2.46%
c/o
Point Gammon Corporation
One Providence Washington Plaza
4th Floor
Providence, RI  02903


David J. Capraro, Trustee of                    390,000                 9.84%
   the David J. Capraro
Living Trust U/A/D 3/31/00
1682 Graefield
Birmingham, Michigan 48009

J. Michael Costello c/o Baldwin Brothers        757,212                19.10%
One Providence Washington Plaza
Providence, RI 02903



Directors and Executive Officers as a group     313,891                 7.36%
(3 person group)

---------------------


(1) Consists of 100,000 shares of ASI Common Stock issuable upon exercise of stock options.

(2) Consists of 100,000 shares of ASI Common Stock issuable upon exercise of stock options and 13,891 shares individually owned.

(3) Consists of 100,000 shares of ASI Common Stock Stock issuable upon exercise of stock options.


                                 PROPOSAL NO. 1

                      RATIFICATION AND APPROVAL OF PLAN OF
                      COMPLETE LIQUIDATION AND DISSOLUTION

GENERAL

The Board of Directors is proposing the Plan of Complete Liquidation and Dissolution (the "Plan") for ratification and approval by our stockholders at the Special Meeting. The Plan was approved by the Board of Directors, subject to stockholder approval, on September 17, 2002 and went into effect on September 17, 2002. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below. Stockholders should read the Plan in its entirety.


The Board of Directors unanimously adopted resolutions on September 17, 2002 (the "Effective Date") which authorized the orderly liquidation of the Company's assets pursuant to the Plan. The Plan authorized the Company's officers to commence the sale of the Company's individual assets on September 18, 2002. As of September 18, 2002, the Company's officers subsequently commenced the sale of our assets and the general winding down of the Company's business, including such things as laying off personnel, terminating commercial agreements and exiting related obligations. As of the date of this Proxy Statement, the Company has completed the sale of a substantial portion of its assets and paid or settled a substantial portion of its liabilities. After the Effective Date, the Company has not engaged in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending lawsuits by or against it, adjusting and winding up its business and affairs, selling and liquidating its properties and assets, including its intellectual property and other intangible assets, paying its creditors, terminating commercial agreements and relationships and preparing to make distributions to stockholders, in accordance with the Plan. In addition, if the Plan is approved by the stockholders, the Company will file a Certificate of Dissolution with the Secretary of State of the State of Delaware.


The Board of Directors may, at any time, turn management of the Company over to a third party to complete the liquidation of our remaining assets and distribute proceeds from the sale of assets to the stockholders pursuant to the Plan. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of the assets, liabilities and obligations of the Company. The Board of Directors may appoint one or more of its members, an officer of the Company or a third party to act as trustee or trustees of such liquidating trust. If, however, all of the assets are not distributed within three years after the date the Certificate of Dissolution is filed with the State of Delaware, the Board will transfer the remaining assets to a liquidating trust if it has not already done so. Your ratification and approval of the Plan will also constitute your approval of any appointment and compensation of such trustees.

During the liquidation of the Company's assets, the Company may pay to its officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Your ratification and approval of the Plan will constitute your approval of the payment of any such compensation.

The following resolution will be offered at the Special Meeting:

"Resolved, that the Plan of Complete Liquidation and Dissolution recommended by the Board of Directors be ratified and approved."


                       BACKGROUND AND REASONS FOR THE PLAN

Company Background

ASI, a Delaware corporation formed in 1986, assembled and supported mainframe information storage and retrieval systems, including both software and hardware, for large companies. ASI's COLD and optical disk storage systems, which were marketed under the brand names OAS and GIGAPAGE, and GIGAPAGE DASDI, were sold principally to a limited number of large organizations that had the need to store and retrieve large quantities of computer-generated data.

On April 15, 1997, the Company and PaperClip Software, Inc. ("PaperClip") entered into an agreement for the Company to acquire substantially all the assets and liabilities of PaperClip, which was later amended to change the acquisition to a merger. The Company and PaperClip also entered into a management agreement (the "Management Agreement") which allowed the Company to manage the day-to-day operations of PaperClip and to advance funds on behalf of PaperClip pursuant to an operating budget, in each case until the closing of the Merger or the termination of the Merger Agreement. On January 29, 1997, the Company provided a $300,000 bridge loan to PaperClip for use as operating capital in exchange for a 12% convertible note from PaperClip secured by substantially all the assets of PaperClip. In addition, the Company had made unsecured advances to PaperClip for funding of working capital requirements.

Despite extensive discussions and adjustments in the terms of the original agreement, PaperClip and ASI were unable to reach an acceptable agreement. At the termination of talks, PaperClip owed ASI over $1,922,554 in advances plus the $300,000 bridge loan and had no immediate ability to repay these advances.

In November of 2000, PaperClip and ASI entered into an agreement whereby the indebtedness to ASI in the amount of $300,000, plus all accrued interest through December 31, 1999 in the amount of $105,300, would be paid for by the execution and delivery of a new promissory note from PaperClip to ASI in the aggregate principal amount of $405,300. All amounts due under the new Note would be paid for over a period of three (3) years in thirty-six (36) equal installments of $11,265 beginning on January 1, 2001. Although payments are current on the note, ASI has fully reserved for the value of the new promissory note due to PaperClip's poor financial condition.

As a result of the advances made by ASI from November 12, 1997 through August 24, 1998, PaperClip was indebted to ASI in the amount of $2,305,506 including interest. In November 2000, ASI exchanged the above indebtedness for shares of a new class of PaperClip convertible preferred stock (the "Preferred Stock"). Each share of Preferred Stock is convertible into one share of PaperClip's common stock ("PaperClip Common Stock") subject to anti-dilution protection in the event of a stock split, stock dividend, recapitalization or similar change to the capital structure of PaperClip. The shares are convertible anytime at ASI's option or at PaperClip's option, provided that immediately prior to conversion, the PaperClip Common Stock has traded for not less than 60 consecutive days at a closing price of 150% of the implied conversion price. The implied conversion price is derived by dividing the amount of the additional indebtedness by the number of shares of PaperClip Common Stock issuable upon conversion by ASI of the preferred stock. As of June 30, 2002, the "Converted Shares" would equal 27.5% of Paperclip'sthe outstanding PaperClip Common Stock. The holders of the converted PaperClip Common Stock have piggyback registration rights on the shares underlying the Preferred Stock. Such piggy back registration rights on the converted stock expire with respect to the holder when such shares are eligible for sale pursuant to Rule 144(k) promulgated and the rules and regulations of the Securities Act of 1933. The Preferred Stock is not entitled to dividends and will have a liquidation preference equal to $2,305,506. No value has been recorded on the Company's financial statements for this investment due to PaperClip's deteriorating stock value and its poor financial condition.

On August 29, 1997, ASI filed a complaint against Data/Ware Development, Inc., ("Data/Ware"), and Eastman Kodak Company ("Kodak") alleging infringement of two of ASI's patents. The defendants counter-claimed and counter-sued ASI. The claim stated that Data/Ware and Kodak collectively manufactured, used and/or sold equipment for recording data on optical media and alleged that the manufacture and sale of such equipment, and use by purchasers thereof, infringed one or more of the Company's patents. The claim called for an order enjoining the defendants from further infringement of its patents, damages and interest for infringement and reasonable attorney's fees and such other relief that the court deemed proper.


On May 27, 1998, in order to continue funding the patent infringement lawsuit, ASI completed a financing agreement that called for the purchase of a 30% interest in several of the Company's patents by a stockholder and former director, for $100,000. These patents were the subject of the pending Data/Ware/Kodak lawsuit . In addition, this same stockholder also loaned the Company $650,000 and agreed to make additional advances up to $1,000,000 for outstanding and future legal fees and costs incurred in connection with the lawsuit.



The loan was secured by a first priority interest in these patents and bore interest at the rate of 19% and was convertible into Common Stock under certain circumstances. The loan had a term of the lesser of three years or completion of the Company's patent litigation and converted to a demand note at the end of its term. On May 27, 2000, ASI obtained an amendment to the loan agreement extending the due date to May 27, 2003 and increasing the amount that could be borrowed under the loan to $1,500,000.



With its remaining resources, ASI completed and stabilized the latest development stage of its product, completed other customer contractual efforts and upgraded its customers as appropriate. The impact of the product patent infringement by Kodak/Anacomp and the marketing power of both companies, however, overpowered any ongoing marketing efforts by ASI. In addition, technological advancements, the system's applicability to only the mainframe and published, limited financial resources reduced sales opportunities and customer acceptance of ASI products. Consequently, in the fall of 1998, ASI retrenched both in personnel and technological development efforts.



On April 23, 2001, ASI announced that it had received a monetary settlement pursuant to a signed settlement agreement with Anacomp, Inc. ("Anacomp"), successor to Data/Ware, and Kodak resolving its patent infringement lawsuit.


After the payment of its proportionate share of the legal fees and related expenses and the share of the settlement allocated to the co-owner of the patent, ASI received net proceeds of $4,175,583, $2,000,000 of which was used to retire outstanding debt, including the liability to the stockholder, and deferred payables.

The successful prosecution of the patent infringement case against Kodak/Anacomp enabled ASI, after its legal fees and repayment to the stockholder who financed the suit, to repay its long patient creditors and clean up other issues. Unfortunately, the technology in the industry had changed and by-passed that of ASI; the Company had only three full time employees, none of whom had any development skills; and the cost to reenter the market and establish ASI as a preferred provider was significantly greater than the Company's current resources. Given its history and the current lack of management and systems development depth, ASI was not a prime opportunity for outside investors.

Review of Alternatives


On April 23, 2001, ASI announced that it had received the monetary settlement with Anacomp and Kodak. As a result of this settlement, ASI also announced that management would be assessing strategic alternatives which would best benefit its shareholders, customers and employees.

Over the ensuing months in 2001 and 2002, the Company contacted several investment firms and professionals with contacts and/or clients in the small to mid-sized technology field. The Board of Directors determined that to market the Company aggressively would be disproportionately expensive compared to the value of the Company. In addition, the value of the Company was perceived as its free cash, an amount considered small to most of the potentially eligible investors or buyers. Four prospective opportunities did arise through an investment banking firm and two other independent sources. In each case, the prospective acquirer was in an early to later stage technology development phase with limited sales, a negative cash flow and incurring losses. In each case the Board determined that the technological and financial risk to the current stockholders was unacceptable.

The Board of Directors also determined that continuation of the current business was also no longer viable. Having reduced all costs to a minimum, the Company was operating at approximately breakeven cash flow and had little to no opportunity to expand its customer base. Although current customers had to continue to use the ASI system to retrieve information, most had or were in the process of installing new technology for the future. Thus, the maintenance contracts currently in place had a finite life. The Board did believe, however, that the hardware and software maintenance contracts currently in place had some present value to others in the maintenance field with appropriate economies of scale, and accordingly decided to pursue this approach. Out of the various companies contacted, five were identified, three expressed further interest, two returned confidentiality agreements and both bid for the contracts.

As a result of this effort, on September 18, 2002, the Company announced that it had sold its remaining hardware and software maintenance contracts to Computer Upgrade Corporation (CUC), a privately owned, full service integrator specializing in proven turn-key cross platform storage solutions, for consideration of one-half of the gross margin on the contracts from July 1, 2002 through July 1, 2004. In consideration of this agreement, ASI paid CUC $262,656 representing one-half of the accrued but unearned maintenance gross margin on the contracts in force as of July 1, 2002. If all of the current contracts remain in force and are renewed on the same basis and price over the next two years, Access Solutions would earn $103,205 in deferred revenue and $228,310 in gross margin from CUC.





In summary, during this period, the Company worked to maximize business efficiencies and eliminated as many operating expenses as was prudent to conserve cash, service existing customers and examine all options. In the end, however, no party was prepared to provide capital or acquire the Company on a basis favorable to ASI stockholders. The Board of Directors also considered whether to continue maintaining operations, but determined that the lack of sales, the lack of technologically qualified personnel remaining at the Company, the lack of demand for its product and the downturn in the Company's market, would only cause an erosion of the Company's cash and asset value, thus reducing stockholder value without any assurance of a future recovery. In addition, the Company's stock was trading below the anticipated cash liquidation value of the shares. In light of these factors, the Board of Directors determined that liquidation and dissolution of the company Company was the best way to maximize stockholder value.


Consistent with these findings and conclusions, on September 17, 2002, the Board of Directors unanimously approved the Plan, subject to stockholder approval, and the orderly wind down of operations, including authorizing management to immediately commence efforts to sell the majority of the Company's assets, terminate commercial agreements and relationships, exit its commercial obligations, and generally wind down the business and operations of the Company. The Board determined that the immediate sale of such assets was the best way to maximize stockholder value. As of the date of this Proxy Statement, the Company has completed the sale of a substantial portion of its assets and paid or settled a substantial portion of its liabilities. The Board of Directors' decision was reached after no viable offers to acquire the Company were received.


Conclusion of the Board of Directors


On September 17, 2002, our Board of Directors unanimously adopted the Plan. In arriving at this conclusion, the Board considered a number of factors, including alternatives to the proposal and the future prospects of the Company, as well as the oral advice of investment counselor Newbury Piret Cos., Inc. Prior to and at the meeting of the Board of Directors on September 17, 2002, the Board reviewed its conclusions concerning the proposed acquisitions, and the investment and strategic partnering opportunities. The Board of Directors had been kept informed continuously of the Company's business affairs and financial condition, and since April 2001, has had convened at numerous separate meetings to consider these issues. The Board determined that the Company's current product is well behind the current technology curve and that the cost to make it competitive in an industry that is already crowded and dominated by several large companies would be considerable and would require financing that would not be available to the Company. In addition, the Company does not have any qualified personnel to lead the Company to this new level. Accordingly, the Board of Directors determined that it would not be advisable to continue to operate the Company on an independent basis indefinitely if the potential for growth and availability of financing were so limited. Further, after significant effort, the company had not been successful in identifying a buyer or strategic alliance partner acceptable to the Company. Based on this information, the Board of Directors determined that distribution to the stockholders of cash proceeds from the sale of the Company's assets would return the greatest value to the stockholders as compared to other alternatives, and that liquidation would prevent future erosion of stockholders' equity through potential net losses.


There can be no assurance that the liquidation value per share of Common Stock in the hands of the stockholders will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future, or that the liquidation value will exceed zero. However, the Board of Directors believes that it is in the best interests of the Company and its stockholders to distribute to the stockholders the Company's net assets, if any, pursuant to the Plan. If the Plan is not ratified and approved by the stockholders, the Board of Directors will explore what, if any, alternatives are available for the future of the Company, particularly in light of the fact that the Company has consummated the sale of a substantial portion of its assets as of the date of this Proxy Statement. The Board of Directors does not believe, however, that there are viable alternatives to the Plan, and even if there are, that any of our employees would continue to be available to execute them.

                    FACTORS TO BE CONSIDERED BY STOCKHOLDERS
                     IN DECIDING WHETHER TO APPROVE THE PLAN

There are many factors that the Company's stockholders should consider when deciding whether to vote to ratify and approve the Plan. Such factors include those set forth in the Company's publicly filed reports, as well as those factors set forth below.

There are risks associated with forward-looking statements.

This Proxy Statement contains certain forward looking statements, including statements concerning the estimated value of the Company's net assets, the anticipated liquidation value per share of Common Stock as compared to its market price absent the proposed liquidation, and the likelihood of stockholder value resulting from sale of certain of its significant assets. Some of ASI's other assets may be difficult for the Company to convert into cash, and we can make no assurance that we will receive any material amounts in respect of such assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future, or that the liquidation value will exceed zero. Stockholders who disagree with the Board of Directors' determination that the ratification and adoption of the Plan is in the best interests of the Company and its stockholders should vote "against" ratification and approval of the Plan.

Stockholders may be liable to creditors of the Company for up to the amounts they received from the Company if the Company's reserves are inadequate.

If the Plan is approved by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Company. Pursuant to the Delaware General Corporation Law (the "DGCL"), the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling the Company gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. Under the DGCL, in the event the Company fails to create an adequate contingency reserve for payment of its expenses and liabilities during this three-year period, each stockholder could be held liable for payment to the Company's creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from the Company (and from any liquidating trust or trusts). Accordingly, in such event a stockholder could be required to return all distributions previously made to such stockholder. In such event, a stockholder could receive nothing from the Company under the Plan. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by the Company will be currently adequate to cover all expenses and liabilities. However, after a review of its assets and liabilities, the Company believes that the reserves will be adequate and that a return of amounts previously distributed will not be required. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

If ASI fails to retain the services of current key personnel, the Plan may not succeed.

The success of the Plan depends in large part upon the Company's ability to retain the services of certain of its current personnel to handle the sale of the Company's remaining assets and settlement of the remaining liabilities. Although we have retained the services of Thomas E. Gardner for this purpose, the retention of qualified personnel is particularly difficult under the Company's current circumstances.

ASI's stock transfer books will close on the final record date, after which it will not be possible for stockholders to publicly trade in our stock.

The Company intends to close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the date the Company files the Certificate of Dissolution (the "Final Record Date"). Thereafter, certificates representing the Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law. For any other trades after the Final Record Date, the seller and the purchaser of the stock will need to negotiate and rely on "due bill" contractual obligations between themselves with respect to the allocation of stockholder proceeds arising from ownership of the shares.


After  the  Company's  wind-down,   there  may  be  no  cash  to  distribute  to
stockholders and if there is cash to distribute, the timing of any such distribution is uncertain.


There is currently no firm timetable for the distribution of proceeds to stockholders, because of contingencies inherent in winding up the Company's business. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after such date, any distributions made by the Company will be made solely to stockholders of record on the close of business on the Final Record Date, except to reflect permitted transfers. We are, however, currently unable to predict the precise nature, amount or timing of any distribution to stockholders. The actual nature, amount and timing of all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon ASI's ability to convert its remaining assets into cash.

Uncertainties as to the precise net value of ASI's non-cash assets and the ultimate amount of its liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including costs associated with ASI's consultant's efforts to sell its remaining assets and settle its remaining liabilities, taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred. These expenses will reduce the amount of cash available for ultimate distribution to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for ASI's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received from the sale of assets are not adequate to provide for ASI's obligations, liabilities, expenses and claims, the Company may not be able to distribute meaningful cash, or any cash, to its stockholders.

The Company's inability to reach cash break-even and its resulting dissolution could give rise to securities class action claims against it, which could deplete the proceeds that are to be distributed to stockholders.


Securities class action claims have been brought against companies in the past where the market price of the company's securities has fallen due to an inability of the company to achieve operational profitability. Any such litigation could be very costly and divert ASI's remaining resources from being available for distribution to stockholders. Any adverse determination in this kind of litigation could also deplete ASI's cash position, and reduce proceeds that would otherwise be distributed to its stockholders.


The proceeds from the sale of ASI's assets may be less than anticipated.


Sales of the Company's remaining assets will be made on such terms as are approved by the Board of Directors and may be conducted by competitive bidding, public sales or privately negotiated sales. The prices at which ASI will be able to sell these assets will depend largely on factors beyond its control. Because some of its remaining assets, particularly intellectual property assets, may decline in value over time, ASI may not be able to consummate the sale of these assets in time to generate meaningful value. In addition, the Company may not obtain as high a price for a particular asset as it might secure if it were not in liquidation.


The Company may be unable to negotiate settlements with respect to its remaining liabilities.


The Company is currently in the process of negotiating settlements with respect to its remaining obligations and liabilities which include, without limitation, building and facilities leases, tax obligations, claims by licensees, contracts and trade payables with third parties. If ASI is unable to successfully negotiate termination of these obligations, it will have fewer cash proceeds to distribute to its stockholders.


The Company may continue to incur the expense of complying with public company reporting requirements.


The Company has an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, after filing the Certificate of Dissolution, ASI will seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act, but there can be no assurance that such relief will be granted. Until such relief is granted ASI will continue to make obligatory Exchange Act filings. ASI anticipates that even if such relief is granted in the future, ASI will continue to file current reports on Form 8-K to disclose material events relating to its liquidation and dissolution along with any other reports that the Securities and Exchange Commission may require.


ASI's Board members may have a potential conflict of interest in recommending ratification and approval of the Plan.

Members of the Board of Directors, each of whom hold in-the-money stock options, may be deemed to have a potential conflict of interest in recommending ratification and approval of the Plan because the potential liquidation value per share is greater than the current trading price of the common stock. See "--Possible Effects of the Approval of the Plan Upon Directors and Officers."

Possible effects of the approval of the Plan upon directors and officers.

Other than as set forth below, it is not currently anticipated that liquidation of the Company will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the Plan. The Board of Directors may confer other benefits or bonuses to employees and officers of the Company, including officers who are also directors, in recognition of their services to the Company based on the performance of such employees and officers, including performance during the Company's liquidation process.


The Plan was adopted by the unanimous vote of disinterested directors. It is currently anticipated that the liquidation of the Company may result in a modest increase in the value of ASI's shares and options held by each director who participated in the vote on the Plan owns shares of common stock and/or options to purchase shares of common stock and thus will benefit from the adoption of the plan.


                        PRINCIPAL PROVISIONS OF THE PLAN

The Company will distribute pro rata to its stockholders, in cash or in-kind, or sell or otherwise dispose of, all of its property and assets. To obtain the highest price for the sale of the Company's assets and to preserve value for the stockholders, the Company commenced the sale of its assets immediately after approval of the Plan by the Board on September 17, 2002. As of the date of this Proxy Statement, the Company has completed the sale of a substantial portion of its assets and paid or settled a substantial portion of its liabilities and has generally terminated its commercial agreements, relationships and overall operations. All but two (2) employees have been laid off. In any case, the sale of assets will be concluded prior to the third anniversary of the filing of the Certificate of Dissolution with the Delaware Secretary of State by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of the Company's assets have been and will be made in private or public transactions and on such terms as are approved by the Board of Directors. It is not anticipated that any further votes of the Company's stockholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. See "Sales of the Company's Assets."

Subject to the payment or the provision for payment of the Company's indebtedness and other obligations, the Company's cash on hand, together with the cash proceeds of any sales of the Company's other assets, will be distributed from time to time pro rata to the holders of the Common Stock. The Company intends to establish a reasonable reserve (a "Contingency Reserve") in an amount determined by the Board of Directors to be sufficient to satisfy the liabilities, expenses and obligations of the Company not otherwise paid, provided for or discharged. The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to the Company's stockholders pro rata. No assurances can be given that available cash and amounts received from the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. See "Liquidating Distributions; Nature, Amount;, Timing" and "Contingent Liabilities; Contingency Reserve; Liquidating Trust" below.

If deemed necessary by the Board of Directors for any reason, the Company may, from time to time, transfer any of its unsold assets to one or more trusts established for the benefit of the stockholders of the Company, which property would thereafter be sold or distributed on terms approved by its trustees. If all of the Company's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution of the Company, the Company will transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a trust. Any of such trusts are referred to in this Proxy Statement as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, the Company would distribute, pro rata to the holders of its capital stock, beneficial interests in any such liquidating trust or trusts. It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. Approval and ratification of the Plan also will constitute the approval by the Company's stockholders of any such appointment and any liquidating trust agreement or agreements. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingent Reserve; Liquidating Trust."

The Company will close its stock transfer books and discontinue recording transfers of shares of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to a liquidating trust, or (iii) the Final Record Date, and, thereafter, certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Record Date, the Company will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase Common Stock must exercise such instruments or rights prior to the Final Record Date. See "Final Record Date" and "Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" below.

Following approval of the Plan by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Company. The dissolution of the Company will become effective, in accordance with the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the DGCL, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Company gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized.

Abandonment; Amendment

Under the Plan, the Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder ratification and approval, to the extent permitted by the DGCL. The Company will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

Liquidating Distributions: Nature, Amount, Timing

Although the Board of Directors has not established a firm timetable for distributions to stockholders if the Plan is ratified and approved by the stockholders, the Board of Directors intends, subject to contingencies inherent in winding up the Company's business, to make such distributions as promptly as practicable. As of the date of this Proxy Statement, the Company has completed the sale of substantially all of its assets and paid or settled substantially all of its liabilities. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after such date, any distributions made by the Company shall be made solely to stockholders of record on the close of business on the Final Record Date, except to reflect permitted transfers. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan. The actual nature, amount and timing of all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon the Company's ability to convert its remaining assets into cash and pay and settle its significant remaining liabilities and obligations.

The Company does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but instead will reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust." Management and the Board of Directors believe that the Company has sufficient cash to pay its current and accrued obligations without the sale of any of its assets.

Uncertainties as to the precise net value of the Company's non-cash assets and the ultimate amount of its liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while the Company does not believe that a precise estimate of those expenses can currently be made, management and the Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for the Company's obligations, liabilities, expenses and claims, distributions of cash and other assets to the Company's stockholders will be reduced.

Factors to be Considered with Respect to Sale of the Company's Assets

The sale by the Company of an asset will generally result in the recognition of taxable gain or loss by the Company to the extent the fair market value of such asset exceeds or, in the case of a loss, is less than the Company's tax basis in such asset.

Sales of the Company's Assets

The Plan involves the sale of all of the assets of the Company. Agreements for the sale of a substantial portion of the Company's assets and actual sales have been concluded prior to the Special Meeting and approved by the Board of Directors and officers of the Company.

Ratification and approval of the Plan will constitute approval of any such agreements and sales. Sales of the Company's assets have been and will be made on such terms as are approved by the Board of Directors and may be conducted by either competitive bidding, public sales or privately negotiated sales. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. The Company does not anticipate amending or supplementing the Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which the Company has been and will be able to sell its various assets depends largely on factors beyond the Company's control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions, and limitations on transferability of certain assets. In addition, the Company may not obtain as high a price for a particular asset as it might secure if the Company were not in liquidation.

Conduct of the Company Following Adoption of the Plan

Following ratification and approval of the Plan by the Company's stockholders, the Company's activities will be limited to distributing its assets in accordance with the Plan, establishing a contingency reserve for payment of the Company's expenses and liabilities, including liabilities incurred but not paid or settled prior to ratification of the Plan, selling any remaining assets of the Company, and terminating any remaining commercial agreements, relationships or outstanding obligations of the Company. Following the ratification and approval of the Plan by the Company's stockholders, the Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Certificate of Incorporation, as amended, and bylaws, including for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover the Company's indemnification obligations under the Plan.

Reporting Requirements

Whether or not the Plan is ratified and approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), even though compliance with such reporting requirements is economically burdensome. If the Plan is ratified and approved, in order to curtail expenses, we will, after filing our Certificate of Dissolution, seek relief from the Securities and Exchange Commission ("SEC") from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require.

Contingent Liabilities: Contingency Reserve; Liquidating Trust

Under the DGCL, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations. Following the ratification and approval of the Plan by the Company's stockholders, the Company will pay all expenses and fixed and other known liabilities, or set aside as a Contingency Reserve cash and other assets which it believes to be adequate for payment thereof. The Company is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside experts and review of the Company's estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in the Company's financial statements, and reserves for litigation expenses. There can be no assurance that the Contingency Reserve in fact will be sufficient. The Company has not made any specific provision for an increase in the amount of the Contingency Reserve. Subsequent to the establishment of the Contingency Reserve, the Company will distribute to its stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, the Company will distribute to its stockholders any remaining portion of the Contingency Reserve.

If deemed necessary, appropriate or desirable by the Board of Directors for any reason, the Company may, from time to time, transfer any of its unsold assets to one or more liquidating trusts, or other structure it deems appropriate, established for the benefit of the stockholders of the Company, which property would thereafter be sold or distributed on terms approved by its trustees. The Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Board of Directors determines that it would not be in the best interests of the Company and its stockholders for such assets to be distributed directly to the stockholders at such time. If all of the Company's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, the Company must transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a liquidating trust. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying those liabilities of the Company, if any, assumed by the trust, to the Company's stockholders. Any liquidating trust acquiring all of the unsold assets of the Company will assume all of the liabilities and obligations of the Company and will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of the Company's stockholders. Approval of the Plan by the stockholders will also constitute the approval by the Company's stockholders of any such appointment and any liquidating trust agreement or agreements.

The Company may decide to use a liquidating trust or trusts, and the Board of Directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the Company and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to the Company's stockholders. The transfer to the trust and distribution of interests therein to the Company's stockholders would enable the Company to divest itself of the trust property and permit the Company's stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to the Company's stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Common Stock in order to receive the interests. It is further anticipated that pursuant to the trust agreements (i) a majority of the trustees would be required to be independent of the Company's management;
(ii) approval of a majority of the trustees would be required to take any action; and (iii) the trust would be irrevocable and would terminate after, the earliest of (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

UNDER THE DGCL, IN THE EVENT THE COMPANY FAILS TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF ITS EXPENSES AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE AND THE ASSETS HELD BY THE LIQUIDATING TRUST OR TRUSTS BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND PAYABLE IN RESPECT OF EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO CREDITORS OF SUCH STOCKHOLDER'S PRO RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS THERETOFORE RECEIVED BY SUCH STOCKHOLDER FROM THE COMPANY OR FROM THE LIQUIDATING TRUST OR TRUSTS.

If the Company were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the
Contingency Reserve and the assets of the liquidating trust or trusts, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of the Company's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or interest holders under the Plan.

Final Record Date

The Company intends to close its stock transfer books and discontinue recording transfers of shares of Common Stock on the Final Record Date, and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Record Date, the Company will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of the Company's shares will occur on or after the Final Record Date. See "Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" below. All liquidating distributions from the Company or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of capital stock as of the Final Record Date. Subsequent to the Final Record Date, the Company may at its election require stockholders to surrender certificates representing their shares of the capital stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Company or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the capital stock has been lost, stolen or destroyed, the stockholder may be required to furnish the Company with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

The Company currently intends to close its stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after such date.

It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the Board of Directors and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, the Company plans to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets and the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Certain Federal Income Tax Consequences"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Absence of Appraisal Rights

Under the DGCL, the stockholders of the Company are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Plan.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

                              EFFECT OF LIQUIDATION

The methods used by the Board of Directors and management in estimating the values of the Company's assets are inexact and may not approximate values actually realized. The Board of Directors' assessment assumes that estimates of the Company's liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond the Company's control and also do not reflect any contingent liabilities that may materialize. For all these reasons, there can be no assurance that actual net proceeds distributed to stockholders in liquidation may not be significantly less than the estimated amount discussed in this Proxy Statement. Moreover, no assurance can be given that any amounts to be received by the Company's stockholders in liquidation will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future.

                     VOTE REQUIRED AND BOARD RECOMMENDATION


The ratification and approval of the Plan of Liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Members of the Board of Directors and the executive officers of the Company who hold (or are deemed to hold) as of the Record Date an aggregate of 13,891 shares of Common Stock (approximately 7.36% 0.35% of the outstanding shares of Common Stock as of that date) have indicated that they will vote in favor of the proposal.


The Board believes that the Plan of Liquidation is in the best interests of the Company's stockholders and recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material United States federal income tax consequences affecting the Company's stockholders that are anticipated to result from the dissolution and liquidation of the Company. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to any particular stockholder or to particular categories of investors subject to special treatment under certain federal income tax laws
(such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, and persons who acquired their Company stock upon exercise of stock options or in other compensatory transactions). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will continue to be applicable at the time of each distribution.

The following discussion assumes that the Company will liquidate in accordance with the Plan in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment. This discussion is not binding on the IRS or on any court. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and the Company from the
liquidation.   This  discussion   does  not  constitute   legal  advice  to  any
stockholder.

Federal Income Taxation of the Company

After the approval of the Plan and until the liquidation is completed, the Company will continue to be subject to federal income tax on its taxable income, if any. The Company will recognize gain or loss on sales of its assets pursuant to the Plan. Upon the distribution of any property, other than cash, to stockholders pursuant to the Plan, the Company will generally recognize gain or loss as if such property were sold at its fair market value. The Company may utilize any losses and net operating loss carry forwards that the Company has to offset any gains recognized on sales or distribution of Company assets.

Federal Income Taxation of the Stockholders

As a result of the liquidation of the Company, stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the Company's capital stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

A stockholder's gain or loss will be computed on a "per share" basis. The Company expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution at such time as the aggregate value of the distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share (and the amount of such gain shall equal such excess). Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year.

If it were to be determined that distributions were not treated as part of the plan of liquidation, such distributions would be treated as dividends (and taxed at ordinary income rates) to the extent of the company's current and accumulated earnings and profits. While the Company has an accumulated earnings and profits deficit, it is unclear whether asset sales will cause the Company to have earnings and profits in the current or future years.

A stockholder's tax basis in any property (other than money) received in distribution will be the fair market value of such property at the time of distribution. Gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of its taxable year, the Company will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and its best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

It is possible that the Company will have liabilities not fully covered by its Contingency Reserve for which the stockholders will be liable up to the extent of any liquidating distributions they have received. (See "Contingent Liabilities; Contingency Reserve; Liquidating Trust"). Such a liability could require a stockholder to satisfy a portion of such liability out of prior liquidating distributions received from the Company and the liquidating trust or trusts. Payments by stockholders in satisfaction of such liabilities would generally give rise to a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Liquidating Trusts

If the Company transfers assets to a liquidating trust or trusts, the Company intends to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assuming such treatment is achieved, assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from the Company. The liquidating trust or trusts themselves should not be subject to federal income tax, assuming that they are treated as liquidating trusts for federal income tax purposes. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax. There can be no assurance that the liquidating trust or trusts described in the Plan will be treated as a liquidating trust or trusts for federal income tax purposes.

State and Local Tax

The Company may be subject to liability for state or local taxes with respect to the sale of its assets. Stockholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or paid to a liquidating trust on their behalf, and with respect to any income derived by a liquidating trust. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

Backup Withholding

Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations promulgated under the Code, such stockholder may be subject to a 30.5% backup withholding tax with respect to any payments received pursuant to the liquidation. Backup withholding generally will not apply to payments made to certain exempt recipients such as corporations or financial institutions or to stockholders who furnish a correct taxpayer identification number or provide a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that stockholder's U.S. federal income tax liability.

The foregoing summary of United States Federal income tax considerations is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan may vary depending upon the particular circumstances of the stockholder. The Company recommends that each stockholder consult its tax advisor regarding the federal, state and local income and other tax consequences of the Plan.

                                   THE COMPANY
Business

ASI, a Delaware corporation formed in 1986, assembled and supported mainframe information storage and retrieval systems, including both software and hardware, for large companies. ASI's COLD and optical disk storage systems, which were marketed under the brand names OAS and GIGAPAGE, and GIGAPAGE DASDI, were sold principally to a limited number of large organizations that had the need to store and retrieve large quantities of computer-generated data.

The failure of the PaperClip merger and the Kodak/Anacomp lawsuit discussed above under "Background and Reasons for the Plan - Company Background", overpowered any ongoing marketing efforts by ASI. In addition, technological advancements, the system's applicability to only the mainframe and published and limited financial resources reduced sales opportunities and customer acceptance of ASI products. Consequently, in the fall of 1998, ASI retrenched both in personnel and technological development efforts.

As a result of the review by the Board of Directors of the Company's strategic alternatives as summarized above under "Background and Reasons for the Plan -Review of Alternatives", the Company announced the sale of its maintenance contracts and the approval of the Plan.

Employees

As of June 30, 2002, ASI had 3 full time and 2 part-time employees. As of September 18, 2002, ASI had 2 full time employee and 1 part-time employees.

Description of Property

ASI's principal offices are located in North Kingstown, Rhode Island, in a leased facility consisting of approximately 4,200 square feet of space occupied under a month-to-month lease commitment. ASI has committed to vacate the space by October 31, 2002, without penalty.

Legal Proceedings

ASI is not involved in any legal proceedings as of the date of this Proxy Statement.


Management's Discussion and Analysis of Financial Condition and Results of Operations

Overview

ASI assembled and supported mainframe information storage and retrieval systems, including both software and hardware, for large companies. ASI's COLD and optical disk storage systems, which were marketed under the brand names OAS and GIGAPAGE, and GIGAPAGE DASDI, were sold principally to a limited number of large organizations that had the need to store and retrieve large quantities of computer-generated data. ASI had no system sales in the current fiscal year. ASI also sold extended service contracts on the majority of the products it has sold. Such contracts were generally one year in duration with payments received in advance of the commencement of the contract. ASI recognizes revenue from service contracts on a straight-line basis over the term of the contract. The unearned portion of the service revenue is reflected as deferred revenue. As of June 30, 2002, ASI had deferred revenue in the amount of $432,918.

ASI's primary operating expenses include maintenance and general and administrative expenses. General and administrative expenses this fiscal year consisted primarily of employee compensation, insurance premiums, office rental and normal contractual services.

On September 18, 2002, the Company announced that it had sold all of its remaining hardware and software maintenance contracts to Computer Upgrade Corporation, a full service integrator specializing in proven turn-key cross platform storage solutions for consideration of one-half of the gross margin on the contracts from July 1, 2002 through July 1, 2004.

The Company also announced that its Board of Directors had unanimously approved a plan of complete liquidation and dissolution of the Company, subject to stockholder approval. The Company plans to sell its remaining assets including inventory, property and equipment intellectual property, discharge its liabilities and distribute the net proceeds to stockholders over a period of up to three years.

If stockholders approve the plan, the Company will file a Certificate of Dissolution promptly after the stockholder vote, and stockholders will then be eligible to share in the liquidation proceeds based on their proportionate interest at the time. Holders of the Company's options will need to exercise those options prior to the date the Certificate of Dissolution is filed in order to share in the liquidation proceeds. Under Delaware law the Company will remain in existence as a non-operating entity for three years from the date the Company files a Certificate of Dissolution in Delaware, and will maintain a certain level of reserves to cover any remaining liabilities and pay operating costs during the dissolution period. During the dissolution period, the Company will attempt to convert its remaining assets into cash and settle its liabilities as expeditiously as possible.

Assuming stockholder approval of the Plan, the Board of Directors currently anticipates that an in initial distribution of liquidation proceeds will be made to stockholders within 75 days after the stockholder's meeting. A portion of the Company's assets will be held in a contingency reserve, and the Board of Directors anticipates that stockholders could periodically receive additional distributions subsequent to the initial distribution.

Results of Operations

Year Ended June 30, 2002 Compared to Year Ended June 30, 2001

The following table presents certain items from ASI's Statement of Operations, and such amounts as percentages of net sales, for the periods indicated. Products and service costs percentages are of net sales.

                                             Year Ended June 30, 2002   Year Ended June 30, 2001
Net sales
    Products                            $    35,576            5%       $    146,162        15%
    Support and services............        671,431           95             799,816        85
                                        -------------     ----------    --------------  ----------
        Total net sales.............        707,007          100             945,978       100
Cost of Sales
    Products........................          7,422            1              17,339         2
    Support and services............        205,650           29             237,060        25
                                        -------------     ----------    --------------  ----------
        Total cost of sales.........        213,072           30             254,399        27
Gross profit........................        493,935           70             691,579        73
                                        -------------     ----------    --------------  ----------
Operating expenses:
    Selling.........................        132,688           19             118,429        13
    General and administrative......        389,401           55             429,801        45
                                        -------------     ----------    --------------  ----------
Total operating expenses............        522,089           74             548,230        58
Other income and (expense), net.....        137,819           19            (213,272)      (23)
                                        -------------     ----------    --------------  ----------
Profit (loss) before litigation
     settlement.....................        109,665           15             (69,923)       (8)
                                        -------------     ----------    --------------  ----------
                                        -------------     ----------    --------------  ----------
Litigation settlement...............              -           -            4,175,583       441
                                        -------------     ----------    --------------  ----------
                                        -------------     ----------    --------------  ----------
Net profit before provision for             109,665           15           4,105,660       433
     income taxes
                                        -------------     ----------    --------------  ----------
                                        -------------     ----------    --------------  ----------
Provision for income taxes..........          2,500            0              95,000        10
                                        -------------     ----------    --------------  ----------
                                        -------------     ----------    --------------  ----------
Net Profit .........................    $   107,165           15%       $  4,010,660       423%
                                        =============     ==========    ==============  ==========

Net sales. Net sales decreased 25% to $707,007 for the year ended June 30, 2002 from $945,978. Product sales decreased 76% to $35,576 for the year ended June 30, 2002 from $146,162 for the year ended June 30, 2001 when a sale of an optical storage system was recorded. Support and service revenues decreased by 16% to $671,431 for the year ended June 30, 2002 from $799,816 for the year ended June 30, 2001. This reduction was due to the consolidation of sites for one customer and the decision by three customers to reduce maintenance coverage.

Cost of sales. Cost of sales includes component costs, firmware, license costs, third-party equipment maintenance contractors and certain overhead costs. Cost of sales in the aggregate decreased 16% to $213,072 for the year ended June 30, 2002 from $254,399 for the year ended June 30, 2001, primarily due to the decrease in service and support sales. Cost of sales for products decreased by 57% to $7,422 for the year ended June 30, 2002 from $17,339 for the year ended June 30, 2001. This decrease in cost was directly attributable to the decrease in product sales. Cost of services decreased by 13% to $205,560 for the year ended June 30, 2002 from $237,060 for the year ended June 30, 2001, primarily due to decreased sales and favorable renegotiation of third-party service contracts. The Company's gross margin decreased to 70% from 73% due to the above factors.

Sales and Support Service expenses. Selling expenses increased by 12% or $14,259 to $132,688 for the year ended June 30, 2002 from $118,429 for the year ended June 30, 2001. These expenses have remained fairly static.

General and administrative expenses. General and administrative expenses consist of administrative expenses and certain internal office and support expenses. General and administrative expenses decreased $40,400 or 9% to $389,401 for the year ended June 30, 2002 from $429,801 for the year ended June 30, 2001. This improvement was primarily due to the reduction of one employee, mitigated to some extent by higher insurance premiums, an increase in franchise taxes and an increase in fees for normal contractual services.

Other income and expense. The Company incurred no interest expense during the year ended June 30, 2002 and $240,504 during the year ended June 30, 2001. The elimination of interest expense was due to the retirement of all outstanding debt as of May, 2001. Interest income increased 52% to $43,341 for the year ended June 30, 2002 from $22,462 for the year ended June 30, 2001. This increase was attributed to the receipt of twelve payments of interest on a note receivable from PaperClip Software, Inc. during FY 2002, compared to six payments during FY 2001, and from increased interest earned on cash investments. Miscellaneous income of $94,478 at June 30, 2002 represents a full year of principal repayments on the note receivable from PaperClip Software, Inc., which is fully reserved for as of June 30, 2002. Only six months of principal payments were received during fiscal 2001. The loss on disposal of fixed assets of $42,469 for the year ended June 30, 2001 is due to the disposal of non-fully depreciated fixed assets.

Litigation settlement. For the year ended June 30, 2001, pursuant to the settlement resolving its patent infringement lawsuit against defendants Anacomp and Kodak, ASI received a net monetary award of $4,175,583.

Net income (loss) before provision for income taxes. As a result of the foregoing, ASI's net income decreased to $109,665 for the year ended June 30, 2002 from $4,105,660 for the year ended June 30, 2001.

Provision for income taxes. The provision for income taxes is calculated after considering book and tax timing differences. Note 7 to the financial statements discusses the timing differences for the years ended June 30, 2002 and 2001.

Liquidity and Capital Resources

ASI had a working capital surplus of $2,010,003 at June 30, 2002 as compared to a working capital surplus of $1,895,849 at June 30, 2001. The increase in working capital was principally attributable to the increase in accounts receivable and a decrease in accounts payable.

Total cash used by operating activities in fiscal year 2002 was $74,678. The major uses of cash were an increase in trade receivables, a reduction of accounts payable and provision for income taxes. These amounts represent adjustments to net cash used by operating activities in the Company's Statement of Cash Flows. The reduction of accounts payable noted in working capital and cash used by operating activities was primarily attributable to repayment of old payables.

During Fiscal 2002, cash used by investing activities totaled $909, reflecting the acquisition of new office machinery.

In Fiscal 2001, ASI received a net monetary award of $4,175,583 that was related to the settlement of the DataWare/Kodak patent infringement lawsuit. After the payment of legal fees and the share of the settlement allocated to the co-owner of the patent, on May 1, 2001, ASI received net proceeds of $4,175,586. Approximately $2,000,000 has been used to retire outstanding debt and payables.

At June 30, 2002, ASI had federal and state net operating loss carryforwards available to reduce any future taxable income in the approximate amount of $10,707,000. These net operating loss carryforwards will expire in various amounts between the years 2003 and 2022, if not previously utilized. In the event of a change in the ownership of ASI, as defined in Section 382 of the Internal Revenue Code, utilization of net operating loss carryforwards in periods following such ownership changes can be significantly limited. Management believes that ASI has incurred several changes of ownership under these rules. As a result, utilization of the net operating loss carryforwards is subject to various limitations, depending upon the year in which the net operating loss originated. Management estimates that federal net operating loss carryforwards in the approximate aggregate amount of $6,000,000 will be available to offset taxable income that ASI may generate within the carryforward period subject to a limitation of approximately $400,000 per year. Because the underlying calculations are complex and are subject to review by the Internal Revenue Service, these limitation amounts could be adjusted at a later date.

The PaperClip Note

On January 29, 1997, ASI provided a $300,000 loan to PaperClip for use as operating capital in exchange for a convertible note of PaperClip (the "PaperClip Note"). The PaperClip Note was due and payable on January 27, 1998, bore interest at a rate of 12% per annum payable quarterly and was secured by a first priority security interest in all of PaperClip's assets. At any time, all or a portion of the outstanding principal amount of the PaperClip Note could be converted into shares of PaperClip Common Stock at a conversion price of $.25 per share.

On April 15, 1997, the Company and PaperClip entered into an agreement for the Company to acquire substantially all the assets and liabilities of PaperClip, which was later amended to change the acquisition to a merger. The Company and PaperClip also entered into a management agreement (the "Management Agreement") which allowed the Company to manage the day-to-day operations of PaperClip and to advance funds on behalf of PaperClip pursuant to an operating budget, in each case until the closing of the Merger or the termination of the Merger Agreement.

ASI and PaperClip entered into a one-year non-exclusive regional distribution agreement commencing June 1, 1997. Under the terms of this agreement, ASI acted as a distributor for PaperClip's products in the United States to dealers and resellers. ASI's sole compensation under this agreement was its gross profit on any products sold, which was equal to any excess of the price at which ASI distributes the products to its customers over the price at which PaperClip licenses the products to ASI. The agreement expired on May 31, 1998 and was not renewed.

In November, 2000, PaperClip entered into an agreement with ASI whereby the Company's original secured advance to PaperClip in the amount of $300,000 and accrued interest of $105,530 was restructured to an interest free note with the principal amount of Four Hundred Five Thousand Five Hundred Thirty ($405,530) Dollars with substantially the same security. Under the terms of the note,
PaperClip is to pay this note in thirty-five consecutive equal monthly installments of Eleven Thousand Two Hundred Sixty-four and 72/100 ($11,264.72) Dollars commencing on January 1, 2001 and continuing on the same day of each successive month thereafter with a thirty sixth and final payment of all indebtedness evidenced thereby on December 1, 2003. Although payments are current on the note, ASI has fully reserved for the value of the new promissory note (approximately $200,000) due to PaperClip's poor financial condition.

If the above described payments are not paid as and when due (including without limitation payment being due as a result of the acceleration of the repayment of the indebtedness noted below), the indebtedness outstanding under the note will bear interest from the date such payment was due at fifteen (15%) percent per annum. PaperClip may prepay the restructured note at any time after having given at least thirty (30) days prior written notice to the Company. The repayment of the indebtedness evidenced by the note may be accelerated at the election of the Company, upon the happening of any of the following events:

(a) PaperClip (i) discontinues its business (as evidenced by a resolution of PaperClip's Board of Directors or stockholders), (ii) applies for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admits in writing of its inability to pay its debts as they mature, except for the obligations set forth on Schedule 2.10 of the Disclosure Schedules of the Series A Preferred Stock Purchase Agreement between PaperClip and the Company dated October, 2000, (iv) makes a general assignment for the benefit of creditors, (v) becomes adjudicated a bankrupt or insolvent or becomes the subject of an order for relief under Title 11 of the United States Code or
(vi) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or answers, admitting the material allegations of a petition filed against it in any such proceeding under any such law;

(b) An involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction is filed against PaperClip, whether now or hereafter in effect if, within one hundred and eighty days (180) following the service on PaperClip of any such petition, is not discharged, released or vacated;

(c) PaperClip sells or transfers substantially all of its assets or business units to someone other than ASI;

(d) PaperClip fails to pay any payment obligation contained in the restructured note within five (5) days of when due;

(e) PaperClip is in default of any other material obligation contained in the restructured note or in the Security Agreement dated January 29, 1997, as amended, and the default has not been cured within ten (10) days after notice from ASI, or, if the default is not capable of being cured within ten days, PaperClip has not begun efforts satisfactory to ASI to cure the default within that ten-day period.

The agreement also provided for ASI and PaperClip to convert the advanced amount, including interest, of $2,305,506.10 as a result of the party's April 15, 1997 subsequently terminated merger activities into 3,649,543 shares of PaperClip's Series A Preferred, $.01 par value Stock and to waive the management fees of $300,000 earned by ASI under the April 15, 1997 agreement. No value has been recorded on the Company's financial statements for this investment due to Paperclip's deteriorating stock value and poor financial condition.

Seasonality and Inflation

Seasonality and inflation have not had a material effect on ASI's operations.

Financial Statements

ASI's audited financial statements for the two-year period ended June 30, 2002 are attached to this Proxy Statement as Exhibit B.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001, December 31, 2001 and March 31, 2002 and the Company's Current Report on Form 8-K filed with the SEC on September 18, 2002 are incorporated herein by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Thomas E. Gardner, c/o Point Gammon Corporation, One Providence Washington Plaza, 4th Floor, Providence, RI 02903.

                                  OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

The Board of Directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have sent in their proxies.

                                             By Order of the Board of Directors,


                                             Thomas E. Gardner
                                             Chairman

                                  EXHIBIT INDEX
                                                                           PAGE
EXHIBIT                                                                   NUMBER
                                                                          ------

Exhibit A   Plan of Complete Liquidation and Dissolution...............    A-1
Exhibit B   ASI Financial Statements for the Two Years ended
            December 31, 2001..........................................    B-1

                                    EXHIBIT A

                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                                       OF
                      ACCESS SOLUTIONS INTERNATIONAL, INC.

This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Access Solutions International, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of the holders of the Company's Common Stock to take action on the Plan and ratify the Company's actions taken to date on the Plan. If stockholders holding a majority of the Company's outstanding common stock, par value $0.01 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date"). The adoption of the Plan by the stockholders of the Company shall constitute full and complete authority for the Board of Directors and officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of Delaware law, including, without limitation,
          Section 280 or Section 281(b) thereof.

     2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

     3. From and after the Adoption Date, the Company shall complete the following corporate actions:

          (a) The Company shall determine whether and when to (i) transfer the Company's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 6 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the stockholders, without any further vote or action by the Company's stockholders. It is understood that the Company will be permitted to commence the sale and disposition of its assets as soon as possible following the adoption of this Plan by the Company's Board of Directors in order to attain the highest value for such assets and maximize value for its stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

          (b) The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

          (c) The Company shall distribute pro rata to its stockholders all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 6 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

     4. The distributions to the Stockholders pursuant to Section 3, 6 and 7 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Company's stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to the Trust or (iii) the date on which the Company files its Certificate of Dissolution under the Delaware General Corporation Law (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     5. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to
          Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     6. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of its stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are
          (i) not reasonably susceptible to distribution to the stockholders, including without limitation non-cash assets and assets held on behalf of the stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, subject to this Section and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.


     7. Whether or not a Trust shall have been previously established pursuant to Section 6, in the event it should not be feasible for the Company to make the final distribution to its stockholders of all assets and properties of the Company prior to November 27, 2005 then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6.


     8. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the Delaware General Corporation Laws.

     9. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

     10. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

     11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

     12.  The Company  shall  continue to  indemnify  its  officers,  directors,
          employees,   agents  and   representatives   in  accordance  with  its
          certificate of incorporation, as amended, and by-laws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder, including seeking an extension in time and coverage of the Company's insurance policies currently in effect.

     13. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the Delaware General Corporation Law.

     14. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                    EXHIBIT B


                      Access Solutions International, Inc.

                          Index to Financial Statements





                                                               PAGE

Report of Independent Auditors                                  B-2

Financial Statements:

  Balance Sheet - June 30, 2002                                 B-3

  Statements of Operations -
    Years Ended June 30, 2002 and 2001                          B-4

  Statements of Stockholders' Equity (Deficit) -
    Years Ended June 30, 2002 and 2001                          B-5

  Statements of Cash Flows -
    Years Ended June 30, 2002 and 2001                          B-6

Notes to Financial Statements                                   B-7

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Access Solutions International, Inc.


We have audited the accompanying balance sheet of Access Solutions International, Inc. as of June 30, 2002, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access Solutions International, Inc. as of June 30, 2002, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.


CARLIN, CHARRON & ROSEN LLP


August 8, 2002

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2002

ASSETS

CURRENT ASSETS
    Cash and cash equivalents                         $ 2,350,692
    Trade accounts receivable, net of allowance
      for doubtful accounts of $17,375
                                                          290,668
    Inventories                                            15,003
    Prepaid expenses and other current assets              18,288
                                                      -----------

      TOTAL CURRENT ASSETS                              2,674,650
                                                      -----------

PROPERTY AND EQUIPMENT, NET                                 1,798
                                                      -----------

TOTAL ASSETS                                          $ 2,676,448
                                                      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                  $   147,156
    Accrued salaries and wages                             22,069
    Accrued expenses                                       65,004
    Deferred revenue                                      432,918
                                                      -----------

      TOTAL CURRENT LIABILITIES                           667,147
                                                      -----------

TOTAL LIABILITIES                                         667,147
                                                      -----------

COMMITMENTS AND CONTINGENCIES (Notes 1, 6 and 9)                -

STOCKHOLDERS' EQUITY
    Common stock, $.01 par value; 13,000,000
       shares authorized, 3,965,199 shares
       issued, and 3,963,940 shares outstanding            39,652
    Additional paid-in capital                         17,637,694
    Accumulated deficit                               (15,649,989)
                                                      -----------

      TOTAL                                             2,027,357

    Treasury stock, at cost (1,259 shares)                (18,056)
                                                      -----------

      TOTAL STOCKHOLDERS' EQUITY                        2,009,301
                                                      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 2,676,448
                                                      ===========

See accompanying notes to the financial statements and independent auditors' report.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


                                                          YEAR ENDED JUNE 30,
                                                       2002               2001
                                                       ----               ----
NET SALES
    Products                                          $   35,576     $  146,162
    Support and services                                 671,431        799,816
                                                      ----------     ----------
      TOTAL NET SALES                                    707,007        945,978
                                                      ----------     ----------

COST OF SALES
    Products                                               7,422         17,339
    Support and services                                 205,650        237,060
                                                         -------     ----------
      TOTAL COST OF SALES                                213,072        254,399

      GROSS PROFIT                                       493,935        691,579
                                                      ----------     ----------

OPERATING EXPENSES
    Selling expenses                                     132,688        118,429
    General and administrative expenses                  389,401        429,801
                                                      ----------     ----------
        TOTAL OPERATING EXPENSES                         522,089        548,230
                                                      ----------     ----------

PROFIT (LOSS) FROM OPERATIONS                           (28,154)        143,349

OTHER INCOME (EXPENSE)
    Loss on disposal of fixed assets                           -        (42,469)
    Interest income                                       43,341         22,462
    Interest expense                                           -       (240,504)
    Litigation settlement                                      -      4,175,583
    Miscellaneous income                                  94,478         47,239
                                                      ----------     ----------
TOTAL OTHER INCOME (EXPENSE)                             137,819      3,962,311
                                                      ----------     ----------

NET INCOME BEFORE PROVISION FOR
    INCOME TAXES                                      $  109,665     $4,105,660
                                                      ==========     ==========

PROVISION FOR INCOME TAXES                                 2,500         95,000

NET INCOME                                            $  107,165     $4,010,660
                                                      ==========     ==========
NET INCOME PER COMMON SHARE                           $      .03     $     1.01
                                                      ==========     ==========

Weighted average number of common shares outstanding   3,963,940      3,963,940
                                                      ==========     ==========

Diluted earnings per share                            $      .02     $      .88
                                                      ==========     ==========

See accompanying notes to the financial statements and independent auditors' report.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


                                                  Stockholders' Equity (Deficit)
-------------------------------------------------------------------------------------------------------------------
                             Common Stock
                           ----------------         Additional      Accumulated         Treasury Stock
                           Shares       Amount    Paid-In-Capital    Deficit        Shares   Amount     Total Equity
                           ------       ------    ---------------    -------        ------   ------        (Deficit)
                                                                                                          ---------

Balance at June 30, 2000   3,965,199   $ 39,652   $  17,637,694     $(19,768,063)   1,259    (18,056)   (2,108,773)
                           =========   ========   =============     =============   ======   ========   ==========
Net income                                    -                        4,010,660        -           -    4,010,660
Balance at June 30, 2001   3,965,199   $ 39,652   $  17,637,694     $(15,757,154)   1,259    (18,056)    1,902,136
                           =========   ========   =============     =============   ======   ========   ==========
Net income                                             -                 107,165                           107,165

Balance at June 30, 2002   3,965,199   $ 39,652   $  17,637,694      (15,649,989)   1,259    (18,056)    2,009,301
                           =========   ========   =============     =============   ======   ========   ==========

See accompanying notes to the financial statements and independent auditors' report.


                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

                                                             YEAR ENDED JUNE 30,
                                                             2002           2001
                                                             ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                              $ 107,165   $4,010,660
 Adjustments to reconcile net loss to net cash used by
   operating activities:
     Depreciation and amortization                           5,164       19,240
     Loss on disposal of fixed assets                            -       42,469
     Provision for doubtful accounts-trade receivables      13,031       (8,823)
     Changes in operating assets and liabilities:
       Decrease (Increase) in:
          Trade accounts receivable                       (112,554)      76,986
          Inventories                                        6,469        3,935
          Prepaid expenses and other current assets         14,766        6,310
       Increase (decrease) in:
          Accounts payable                                 (70,947)    (393,686)
          Accrued expenses and salaries and wages         (102,739)      16,405
          Deferred revenue                                  64,967     (117,710)
                                                         ---------   ----------
NET CASH PROVIDED BY (USED FOR)
       OPERATING ACTIVITIES                                (74,678)   3,655,786
                                                         ---------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to Fixed Assets                                     (909)           -
                                                         ---------   ----------

NET CASH USED FOR INVESTING ACTIVITIES                        (909)           -
                                                         ---------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Repayment of Note Payable                                  -   (1,287,549)
                                                         ---------   ----------

NET CASH USED FOR FINANCING ACTIVITIES                           -   (1,287,549)
                                                         ---------   ----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                              (75,587)   2,368,237

CASH AND CASH EQUIVALENTS, BEGINNING                     2,426,279       58,042
                                                         ---------   ----------

CASH AND CASH EQUIVALENTS, ENDING                       $2,350,692   $2,426,279
                                                         =========   ==========

SUPPLEMENTAL DISCLOSURES OF CASH
    FLOWS INFORMATION
    Cash paid for interest                              $        -      502,862
                                                         =========   ==========

See accompanying notes to the financial statements and independent auditors' report.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

1.   NATURE OF OPERATIONS

     Access Solutions International, Inc. (formerly Aquidneck Systems International, Inc.) (the "Company" or "ASI") assembles and services optical data storage systems consisting of integrated computer hardware and software for the archival storage and retrieval of computer-generated information. The Company's optical data storage systems have been sold principally to a limited number of large organizations that need to store and retrieve large quantities of computer-generated data. To date, the Company's customers primarily operate in the financial services and insurance industries. No new systems were sold in this year.

     During 1996, the Company consummated an initial public offering (IPO) of 1,066,667 Units. Each Unit consisted of two shares of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase one share of common stock at an initial exercise price of $5.00 per share, subject to adjustments, through October 15, 2001. The shares of common stock and warrants comprising the Units are separately tradable. An over-allotment option to purchase an additional 160,000 Units upon the same terms and conditions set forth above was exercised by the Company's underwriter on October 29, 1996. An aggregate of 2,453,334 shares of common stock and 1,226,667 warrants were issued by the Company, resulting in net proceeds of $7,062,507.

     On April 23, 2001, ASI announced that it had received a monetary settlement pursuant to a signed settlement agreement with Anacomp, Inc. ("Anacomp") and Kodak resolving its patent infringement lawsuit against defendants Anacomp and Kodak in the United States District Court for the District of Rhode Island. After the payment of legal fees and the share of the settlement allocated to the co-owner of the patent, on May 1, 2001, ASI received net proceeds of $4,175,586. Approximately $2,000,000 has been used to retire outstanding debt and payables.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist primarily of components used in production, finished goods held for sale and for service needs, and optical disk storage libraries purchased from third-party vendors for resale to the Company's customers as part of integrated systems. Base stock service inventories are maintained at customer locations as required under service contracts.

     The Company's products consist of integrated computer hardware and software. Rapid technological change and frequent new product introductions and enhancements could result in excess inventory quantities over current requirements based on the projected level of sales. The amount of loss that is reasonably possible should such technological developments be realized is not estimable.

     Fixed Assets

     Fixed assets are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Assets recorded under capital leases are amortized over the estimated useful lives or lease terms, whichever is shorter.

     Revenue Recognition

     Product revenues include the sale of optical archiving systems, software licenses, peripheral hardware, and consumable media.

     Revenue from the sale of optical archiving systems and software licenses is recognized when the system is installed and only insignificant post-installation obligations remain. In the case of systems installed subject to acceptance criteria, revenue is recognized upon acceptance of the system by the customer. Revenue from hardware upgrades is recognized upon shipment.

     Service   revenues   include  post   installation   software  and  hardware
     maintenance and consulting services.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     The Company provides the first year of software maintenance to customers as part of the software license purchase price and recognizes the revenue upon installation of the software. Costs associated with initial year maintenance are not significant and enhancements provided during this period are minimal and are expected to be minimal. All software maintenance contracts after the first year are billed in advance of the service period and revenues are deferred and recognized ratably over the contract term. Hardware maintenance is billed for varying terms, and is deferred and recognized ratably over the term of the agreement. Revenues from consulting services are recognized upon customers' acceptances or during the period in which services are provided if customer acceptance is not required and such amounts are fixed and determinable.

     Software Development Costs

     Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established and until the related product is available for general release to customers, any additional material amounts of development costs are capitalized and amortized to cost of sales over the economic life of the related product. Costs eligible for capitalization have not been significant to date.

     Income Taxes

     Income taxes are accounted using an asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those differences are expected to be recovered or settled. The primary component of the Company's deferred tax asset as of June 30, 2002, which is fully reserved, is net operating loss carryforwards.

     Earnings Per Common Share

     In 2002 and 2001, earnings per common share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of shares of common stock and an additional 575,000 shares which represent exercisable options at June 30, 2002.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period reported. Actual results could differ from those estimates.

     Reliance on Single or Limited Sources of Supply

     The Company currently purchases all of its optical disk storage libraries, CPU boards, fiber optic channel hardware and high-density integrated circuits from single or limited sources. Although there are a limited number of manufacturers of these components, management believes that other suppliers could provide similar products on comparable terms. Total or partial loss of any such source, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

     Stock Based Compensation

     The Company measures compensation expense relative to employee stock-based compensation plans using the intrinsic value-based method of accounting as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". However, the Company will disclose the pro forma amounts of net income and earnings per share as though the fair value-based method of accounting prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", had been applied. See the stock options note for these disclosures.

3.   PAPERCLIP MERGER, MANAGEMENT AGREEMENTS

     On April 15, 1997, the Company and PaperClip entered into an agreement for the Company to acquire substantially all the assets and liabilities of PaperClip, which was later amended to change the acquisition to a merger. The Company and PaperClip also entered into a management agreement (the "Management Agreement") which allowed the Company to manage the day-to-day operations of PaperClip and to advance funds on behalf of PaperClip pursuant to an operating budget, in each case until the closing of the Merger or the termination of the Merger Agreement. On January 29, 1997, the Company provided a $300,000 bridge loan to PaperClip for use as operating capital in exchange for a 12% convertible note from PaperClip secured by substantially all the assets of PaperClip. In addition, the Company had made unsecured advances to PaperClip of $140,813, $1,252,689, and $529,052 during the years ended June 30, 1999, 1998 and 1997, respectively, for funding of working capital requirements.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

3.       PAPERCLIP MERGER, MANAGEMENT AGREEMENTS (CONTINUED)

The Company and PaperClip also entered into a one-year distribution agreement effective June 1, 1997 pursuant to which the Company acted as a distributor for PaperClip's products in the United States to dealers and resellers.

Ultimately, the merger agreement was terminated on August 24, 1998. Accordingly, the Company wrote off approximately $2,443,000 effective June 30, 1998 and approximately $141,000 effective June 30, 1999 in connection with the terminated merger.

In November of 2000, PaperClip Software Inc. and ASI entered into an agreement whereby the indebtedness to ASI in the amount of $300,000, plus all accrued interest through December 31, 1999 in the amount of $105,300, will be paid for by the execution and delivery of a new promissory note from PaperClip to ASI in the aggregate principal amount of $405,300. All amounts due under the new Note will be paid for over a period of three (3) years in thirty-six (36) equal installments of $11,265 beginning on January 1, 2001. Although payments on the note are current, ASI has fully reserved for the value of the new promissory note (approximately $200,000 at June 30, 2002) due to PaperClip's poor financial condition.

As a result of advances issued to PaperClip from November 12, 1997 through August 24, 1998, PaperClip was indebted to ASI in the amount of $2,305,506 including accrued interest through December 31, 1999. In November 2000, ASI exchanged the above indebtedness for 3,649,543 shares of PaperClip's Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"). Each share of Preferred Stock is convertible into one share of PaperClip's common stock ("common stock") subject to anti-dilution protection in the event of a stock split, stock dividend, recapitalization or similar change to the capital structure of PaperClip. The shares are convertible anytime at ASI's option or at PaperClip's option, provided that immediately prior to conversion, the common stock had traded for not less than 60 consecutive days at a closing price of 150% of the implied conversion price. The implied conversion price is derived by dividing the amount of the additional indebtedness by the number of shares of common stock issuable upon conversion by ASI of the preferred stock. The "Converted Shares" would equal 27.5% of the then outstanding Common Stock. The holders of the converted common stock would have piggyback registration rights on the Converted Shares underlying the Preferred Stock. Such piggyback registration rights on the converted stock would expire with respect to the holder when such shares were eligible for sale pursuant to Rule 144(k) promulgated and the rules and regulations of the Securities Act of 1933. The preferred stock is not entitled to dividends and will have a liquidation preference equal to $2,305,506. No value has been recorded on the Company's financial statements for this investment due to PaperClip's deteriorating stock value and its poor financial condition.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

4.   INVENTORIES

     Inventories at June 30, 2002 consist of the following:

         Production inventory                                     $  371,596
         Less - inventory reserves                                  (356,593)
                                                                  -----------

         TOTAL INVENTORY AVAILABLE FOR SALE                      $    15,003
                                                                 ===========

5.   PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 2002
      consists of the following:

         Computers and office equipment                            $  57,483
         Furniture and fixtures                                        9,313
                                                                  ----------
         TOTAL                                                        66,796
         Accumulated depreciation and amortization                   (64,998)
                                                                    --------

         NET PROPERTY AND EQUIPMENT                                $   1,798
                                                                   =========

6.   COMMITMENTS

     Operating Lease

     The Company leases building space for office and plant facilities. In October, 1998, the Company entered into a new lease for approximately 40% of the previous space utilized, through September 30, 2001. In October, 2001, the Company negotiated a month-to-month lease commitment for the same space that may be terminated by either party with three months notice. This notice was given August 1, 2001. Total rent expense for the years ended June 30, 2002 and 2001 amounted to $43,222 and $35,909, respectively.

7.   INCOME TAXES

     The tax effects of net operating loss ("NOL") carryforwards and temporary differences that give rise to deferred tax assets and liabilities at June 30, 2002 are as follows:

                                                                 JUNE 30, 2002
         Deferred tax assets:
         Net operating loss carryforwards                        $ 4,283,000
         Research and development costs capitalized
           for tax purposes                                          531,000
                                                                 ------------
                                                                   4,814,000
         Valuation allowance                                      (4,814,000)
                                                                 ------------

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

7.   INCOME TAXES (CONTINUED)

     Net Deferred Tax Asset                                         $
                                                                     -----------

     The Company records a valuation allowance for deferred tax assets, if based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company has determined that a full valuation allowance is required given its history of operating losses since its inception.

     At June 30, 2002, the Company has total federal and state NOL carryforwards, prior to any limitations, available to reduce future taxable income of approximately $10,707,000, which expire in various amounts between the fiscal years 2003 and 2022, if not previously utilized. In the event of an ownership change, as defined under Section 382 of the Internal Revenue Code, utilization of NOL carryforwards in the period following the ownership change can be significantly limited. The Company has incurred several changes of ownership under these rules. As a result, utilization of the NOLs is subject to various limitations, depending upon the year in which the NOL originated. As of June 30, 2002 management estimates that approximately $6,000,000 (after limitations) of the Company's federal NOL carryforwards will be available to offset taxable income that may be generated within the carryforward period subject to a limitation of approximately $400,000 of utilization per year. However, because the limitation calculations are complex and subject to review by the Internal Revenue Service, these limitations could be adjusted.

     The following reconciles approximate net income before provision for income tax purposes to approximate taxable net income at June 30, 2002 and 2001:

                                              2002               2001
                                              ----               ----
       Net income before provision for
       income tax purposes
                                           $ 107,200             4,105,700

       Legal fees                                  -               377,200
       Interest expense                            -               264,500
       Paperclip write-off                         -             2,584,100
       Research and development              213,300               213,300
       Net operating loss carryforwards            -               424,800
       Section 1231 loss carryforwards        39,100                     -
                                           ---------             ---------
       Taxable net income                  $(145,200)              241,800
                                           =========             =========

     The Company had timing differences relating to the capitalization of legal fees and interest charges for income tax reporting in prior periods. Those charges were deducted for June 30, 2001 tax reporting but had been expensed as incurred in prior years for financial reporting.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

7.   INCOME TAXES (CONTINUED)

     The Company also had timing differences relating to expenses incurred during a failed merger with Paperclip (Note 3). The Company had notes receivable due from Paperclip that they expensed (set up allowances for) for financial reporting purposes in prior years. However, the write-offs were deducted for June 30, 2001 tax reporting when the Company determined that the value of the notes could not be recovered.

     Further, during the years ended June 30, 2002 and 2001, the Company had a research and development tax deduction from research and development expenses capitalized in prior periods for tax reporting purposes. The Company also had a net operating loss carryforward deduction that was utilized for the year ending June 30, 2001 and a section 1231 loss carryforward deduction that was utilized for the year ending June 30, 2002.

     The federal and state income tax provisions for the years ended June 30, 2002 and 2001 are summarized as follows:

                                           2002          2001
                                       ----------   -----------
                                       ----------   -----------
             Federal                   $        -        70,000
             State                          2,500        25,000
                                       ----------   -----------
                                       ----------   -----------

                                       $    2,500        95,000
                                       ==========   ===========

8.   STOCK OPTIONS

     In August 1996, the Company adopted the 1996 Stock Option Plan pursuant to which key employees of the Company, including directors who are employees, are eligible to receive options to purchase common stock, at the discretion of the Compensation Committee.

     The Company has reserved 500,000 shares of common stock for issuance under the 1996 Plan. Options granted under the 1996 Plan can be either incentive stock options or non-qualified options, at the discretion of the Compensation Committee.

     On August 1, 1996 the Company granted options to purchase 263,351 shares of Common Stock at an exercise price equal to $3.75 per share. The options must be exercised within five years of the date of grant.

     On June 15, 1999 the Company granted to employees non-qualified options under the 1996 Plan to purchase 375,000 shares of Common Stock at an exercise price equal to $.08 per share. The options vest immediately and must be exercised by July 31, 2006.

     On June 15, 1999 the Company also granted to non-employee directors non-qualified options to purchase 200,000 shares of common stock at an exercise price equal to $.08 per share. The options vest immediately and must be exercised by July 31, 2006.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

8.   STOCK OPTIONS (CONTINUED)

     The Company has also granted options from time to time to consultants and in connection with equity and debt offerings at exercise prices which were not less than the fair market value of the common stock on the date the option was granted.

     As of June 30, 2002 and 2001, the following stock options were outstanding:

                        Exercise                   Number Outstanding
                         Price                  June 30,          June 30,
                       Per Share                  2002               2001

                    $     .08                   575,000            575,000
                         3.75                    45,393             45,393
                       222.00                     1,014              1,014
                       399.60                         9                  9
                                                --------         ---------
                                                621,416            621,416
                                                =======          =========

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

8.   STOCK OPTIONS (CONTINUED)

     The following is a summary of stock option activity for the years ended June 30, 2002

                                                 Exercise                         Weighted Average
                                                                  ------------------------------------
                                Number of          Price          Exercise      Fair Value   Remaining
                                 Options         Per Share          Price       At Grant       Life

Outstanding July 1, 1996            10,256      $  74-$399.60    $   212.53                  11 years

Granted to employees               263,351              $3.75         $3.75     $  1.05       5 years
Cancelled                          (62,873)     $  74-$399.60
                                ----------      -------------    ----------     -------     ---------

Outstanding June 30, 1997          210,734      $3.75-$399.60    $     5.91                5-10 years

Granted to former employees         45,393              $3.75    $     3.75     $  3.75      10 years
Cancelled                         (121,478)     $3.75-$399.60
                                ----------      -------------    ----------     -------     ---------

Outstanding June 30, 1998          134,649      $3.75-$399.60    $     8.67                4-10 years

Granted to employees and           575,000              $0.08    $     0.08     $  0.08       7 years
 non-employee directors
                                ----------      -------------    ----------     -------     ---------
Cancelled                          (88,175)     $3.75-$399.60
                                ----------      -------------    ----------     -------     ---------

Outstanding June 30, 1999          621,474      $0.08-$399.60        $1.04                  7-9 years
Cancelled                              (58)     $74.00-351.50
                                ----------      -------------    ----------     -------     ---------

Outstanding June 30, 2000          621,416      $0.08-$399.60    $     1.02                 6-8 years
Cancelled                                -                  -
                                ----------      -------------    ----------     -------     ---------

Outstanding June 30, 2001          621,416      $0.08-$399.60    $     1.02                 5-7 years
Cancelled                                -                  -

Outstanding June 30, 2002          621,416      $0.08-$399.60    $     1.02                 4-6 years
                                ==========      =============    ==========     =======     =========

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

8.   STOCK OPTIONS (CONTINUED)

     Stock-based compensation expense under the fair value-based method of accounting would have resulted in pro forma net loss and loss per common share approximating the following amounts:

                                          2002                     2001
                               As Reported     Pro Forma   As Reported Pro Forma

    Net income                $  109,665  $ 109,665    $4,105,660   $ 4,105,660
                               =========   =========    =========    ===========
    Earnings per common share $      .03  $     .03    $     1.04   $      1.04
                              ==========   ========     =========    ===========

     The fair value for each option granted reflecting the basis for the above from pro forma disclosures was determined on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used in determining fair value through the model:

                                           2002           2001

         Expected life                    3 years       4 years
         Risk-free yields                 4.56%         4.80%
         Expected volatility              50%*          50%*

     * Since there were no employee grants in FY 2002, this assumption did not influence the stock-based compensation expense calculation for FY 2002.

     The Company recognizes forfeitures as they occur.

9.   INTERNATIONAL SALES, MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     The Company sells optical archiving systems and related licenses for software products to customers domestically and internationally. International sales have all been denominated in U.S. dollars and were approximately $101,232 and $99,800 in the years ended June 30, 2002 and 2001, respectively. The Company's foreign sales represented approximately 14% and 11% of total revenues for the year ended June 30, 2002 and 2001, respectively.

     Amounts due from four customers represented approximately 100% of total accounts receivable outstanding at June 30, 2002.

     The Company also has a concentration of credit represented by cash balances in certain large commercial banks in amounts which occasionally exceed current federal deposit insurance limits. The financial stability of these institutions is continually reviewed by senior management.

                      ACCESS SOLUTIONS INTERNATIONAL, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                November 26, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Thomas E. Gardner and Robert H. Stone, and each or both of them, proxies, with full power of substitution to vote all shares of stock of Access Solutions International, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Tuesday, November 26, 2002, at 10:00 a.m. local time, at the offices of Edwards & Angell, LLP, 2800 Financial Plaza, Providence, Rhode Island, and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated October 21, 2002, a copy of which has been received by the undersigned.



The proxies named above will vote on the proposal set forth in the Notice of Special Meeting and Proxy Statement as specified on this card. If a vote is not specified, said proxies will vote FOR the ratification and approval of the Plan of Complete Liquidation and Dissolution. If any other matters properly come before the Special Meeting, said proxies will vote on such matters in accordance with the recommendations of the Board of Directors.


                                SEE REVERSE SIDE

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

[X] Please mark your vote as indicated in this example.

1.  To ratify and approve the Plan of Complete Liquidation and Dissolution.
[ ]      FOR               [ ]      AGAINST             [ ]     ABSTAIN


Please mark, sign, date and promptly return this proxy card using the enclosed envelope.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ] (Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

                                      Signature:________________________________
                                      Date______________________________________

                                      Signature:________________________________
                                      Date______________________________________